Exhibit 99.6

Restructuring Services Spencer G. Levy Senior Managing Director

Overview Loans in Special Servicing % of CMBS Outstanding Source: Real Capital Analytics $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 Apr-08 May-08 Jun-08 Jul-08 Aug-08 Sep-08 Oct-08 Nov-08 Dec-08 Jan-09 Feb-09 Mar-09 Apr-09 May-09 Jun-09 Jul-09 Aug-09 Billions 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% Unpaid Balance ($) % of CMBS

Loans in Special Servicing by Property Type 3,164 Loans, $49.9 Billion Average Loan Size = $15.8 Million Source: Real Capital Analytics Office (15.4%) $7.7 B Hotel (9.5%) $4.7 B Industrial (2.4%) $1.2 B Other (16.2%) $8.1 B Retail (36.0%) $18.0 B Multi-Housing (20.5%) $10.2 B

CMBS Spreads Source: Green Street Advisors

10-Year Treasury vs. 30-day LIBOR Source: Green Street Advisors

Loan Maturities will Continue the Deleveraging Trend Source: Wachovia Projected Originations1 $213.4B Shortfall $290.0B $322.8B $353.6B $397.0B $106.4B Shortfall $139.2B Shortfall $170.0B Shortfall Cumulative Shortfalls: 2009-12: $629 billion 1. Origination projections based on the average 4-year gross originations from all non-CMBS lenders (excludes HUD/Gov’t) 2. CMBS total includes both fixed and floating rate to first maturity Distressed Market Overview 2 $0 $100 $200 $300 $400 $500 2009E 2010E 2011E 2012E Billions Banks Insurance Co's CMBS Total

Government Intervention Big Picture The government now recognizes that there is a problem in commercial real estate. The Intervention Direct Liquidity -TARP; PPIP; TALF -Fannie Mae/Freddie Mac Accounting Changes -FAS 157: “Unobservable Inputs” REMIC Relief -Greater flexibility has been given to the master and the special servicer to negotiate troubled CMBS loans.

Government Intervention Step 1 Stabilize the Banks: Balance Sheet Stability “TARP” (“Troubled Asset Relief Program”); direct injection of preferred equity into banks (October 2008). Prevented massive string of bank failures. Step 2 Buy the Troubled Assets: Increase Capacity “TARP II” or “PPIP” (“Public Private Investment Partnership”; March 2009). “TALF II” (“Term Asset-Backed Loan Facility”) expanded to permit the use of TALF funds to purchase legacy CMBS (May 2009). Step 3 Direct Liquidity: New Originations “TALF II” expanded to permit the use of TALF funds to purchase newly originated CMBS loans (May 2009). Summary High leverage, low cost government debt and equity should spur the market, however, it is not intended to solve the problem. Investors requested $669 million from TALF in June, $2.3 B in July and $1.4 B in August which suggests that the process is working. The government is meant to act as a catalyst to the solution, not the solution itself.

CBRE Restructuring Services Overview History CBRE Restructuring Services was created in the Spring of 2008 to deal with the challenges and opportunities associated with distressed commercial real estate assets. The pursuit of FDIC outsourcing business in the Spring was the first major pursuit. Goal To maximize the probability of CBRE “wins” in the distressed arena. Major Wins 3 live engagements with the FDIC to provide REO, valuation and due diligence services 22 million square feet of receivership work Several high profile large deal assignments Yellowstone Club Watergate Hotel

CBRE Restructuring Services Overview Challenges & Opportunities New Clients Commercial Banks Special Servicers Government Agencies Bankruptcy Courts/Other Foreclosure Specialists New Products UCC/Bankruptcy Sales Total REO Outsourcing Receivership Work Buy-Side Representation for Government Pools Strategy Perfect Internal and External Intelligence Who are the decision makers at each institution? Who within CBRE has the best relationship? What is the best strategy for each institution? Better Alignment of CBRE Resources Enhance internal “SWAT” teams across service lines Improve internal reporting tools Add new resources to maximize probability of success

CBRE Restructuring Services Overview

Distressed Deals: Buy-Side M&A Sponsor: Deutsche Bank Underlying Pool: Primarily performing and non-performing commercial real estate & multifamily loans but also consists of residential, land, construction and FF&E loans UPB: $1.0 billion Status: On the market Bid Due Date: November 17, 2009 (pushed from late October) Performance: 45% currently performing Geographic Diversity: Georgia 26.3% California 18.6% Nevada 14.7% Florida 14% Remainder 26.4% scattered across 24 other states Other offerings being brought to market in the near future by PentAlpha Capital and KBW.

Distressed Deals: UCC Foreclosure Challenge 216-unit residential condominium project in the Fashion District of downtown Los Angeles, CA Defaulted $12.75 million mezzanine loan 23% of units sold when market collapsed CBRE retained to demonstrate commercially reasonable efforts at marketing the membership units to satisfy UCC foreclosure statutes Solution Over 50 confidentiality agreements signed Note had no value due to the large first mortgage, looming principal payment on a senior loan upcoming in weeks Auction was held; mezzanine lender, credit bid Sale & Auction of $12.75 million Note

Distressed Deals: Fractured Condos Murano at Delray Beach Closed September 2009 Class A- Busted Condo; Sold 93 units out of 275 $9 million disposition price; $80 per SF Seller: REIT disposing of REO Buyer: Private transaction; all cash purchase 6.12% going-in cap rate Portofino at Jensen Beach Closed September 2009 Class A- Busted Condo; Sold 118 out of 384 units $6.7 million disposition price; $61 per SF Seller: REIT disposing of REO Buyer: Private transaction; all cash purchase 5.64% going-in cap rate Downtown Dadeland Expected Closing Date: November 2009 Class A Busted Condo; Selling 158 out of 416 units 110 Offering Requests 22 Offers Seller: Major investment bank Buyer: Private- Confidential

Distressed Deals: Bankruptcy Sales Challenge Section 363 bankruptcy disposition of two properties 13,400 acre ultra-luxurious Yellowstone Club in Big Sky, Montana 13th Century Chateaux de Farcheville just south of Paris Solution Within 24 hours, CBRE received over 100 confidentiality agreements Sold for $115 million to the CrossHarbor Capital Credit Suisse purchased the Chateaux de Farcheville for $25 million $140 million Disposition for Client in Bankruptcy

Distressed Deals: Post-Foreclosure Sale Challenge 251 room landmark hotel in prime location in Washington, D.C Located between Georgetown and Kennedy Center Find a buyer willing to acquire the asset at the price needed from the seller (German bank) Solution CBRE put together a presentation that exhibited its world-wide reach for potential buyers Solved for today’s value of the property based upon potential renovation plans after analyzing a number of different options Due to limited hotel space in Washington D.C., the property is well positioned to return to the market competitively Sale of Historic Landmark

2009 YTD Performance Highlights As of the end of the third quarter, CBRE is tracking over $3 billion in “distressed” transactions where one of our service lines has been engaged We are currently tracking live transactions with over 150 banks, 14 special servicers and several live RFP responses to government agencies Given the state of the market and the size of the opportunity, CBRE is continuing to dedicate resources and re-purpose priorities to give optimal service to our clients and to maximize revenue generating opportunities for CBRE